RADISYS CORPORATION
DEFERRED COMPENSATION PLAN

ADMINISTRATIVE COMMITTEE RESOLUTION
TO ADOPT
AMENDMENT NO. 3

The following Resolution was adopted by the Administrative Committee of the RadiSys Corporation Deferred Compensation Plan:

WHEREAS, RadiSys Corporation (the “Company”) adopted the RadiSys Corporation Deferred Compensation Plan (the “Plan”), amended and restated effective January 1, 2008; and

WHEREAS, Section 9.1(b) of the Plan provides the Administrative Committee may adopt any technical, clerical, conforming or clarifying amendment or other change that it deems necessary or advisable and that does not increase the cost of the Plan; and

WHEREAS, the Administrative Committee deems it advisable to provide a default payment provision in the event a Participant fails to make a distribution election in order to avoid an inadvertent violation of Internal Revenue Code Section 409A; and

WHEREAS, the Administrative Committee finds that such a provision will not increase the cost of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 5.2(a)(ii) of the Plan is amended to read as follows:

(ii)    Form of Benefit. Benefits under this Section 5.2(a) shall be paid in the form selected by the Participant in the Participation Agreement with respect to each Deferral Period. Optional forms of payment include a lump-sum payment or substantially equal annual installments of the Account amortized over a period of up to fifteen (15) years. If no form is selected by the Participant, the form of payment shall be a lump sum. The initial payment shall be within sixty (60) calendar days of Separation from Service and all subsequent payments, if any, shall be in January of each subsequent year following the date of the initial payment, until fully paid. As of each January 1, the amount to be distributed in installment payments for that year shall be determined by dividing the Participant’s Account balance as of the preceding December 31 by the remainder of the installment periods.

SIGNATURE

This Amendment shall be effective January 1, 2009.

RADISYS CORPORATION
Date:	November 8, 2010	By:	/s/ Cheryl Spencer
Cheryl Spencer
Sr. Director of Human Resources
		Its:	Authorized Member of the Administrative Committee